UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 11, 2012

(Date of Report: Date of earliest event reported)

Realgold International, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-21909	86-0779928
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

69-2, Jalan Taman Melaka Raya 25,
Taman Melaka Raya, 75000 Melaka, Malaysia.

 (Address of principal executive office)

Registrant's telephone number, including area code: +6 06-281 4534

Copy of Communications To:

Bernard & Yam, LLP
Attention: Bin Zhou, Esq.
401 Broadway Suite 1708
New York, NY 10013
Tel: 212-219-7783
Fax: 212-219-3604
(Name, Address and Telephone Number of Person
Authorized to Receive Notice and Communications on Behalf of Registrant)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2012, Chew Choong Weng resigned from the position of Board Director and Secretary of Realgold International, Inc (“Company”). Mr. Chew Choong Weng’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On May 11, 2012, Tan Po Hwa was appointed the Board Director and Secretary of Company.

Tan Po Hwa, age 30, graduated from Sekolah Menengah_Seri Kota in Year 2000. He also received a Certificate from Malaysian Insurance Institute in Year 2001. From Year 2001 to Year 2011, he served as an insurance representative at American International Assurance (AIA). His responsibilities included calling policy holders to explain the terms and conditions of the policies, calculating premium, customizing the insurance programs, selling various insurance products, developing and maintaining new accounts, and collecting information when claims are made.

Tan Po Hwa is the cousin of Tan Lung Lai, our current president, CEO and CFO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Realgold International, Inc.

By:

/s/ Tan Lung Lai

Tan Lung Lai

CEO, CFO

Date:  May 11, 2012